Exhibit 99.1

Patterson Companies Reports Improved First Quarter Operating Results

St. Paul, MN—August 26, 2010—Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated sales of $849,787,000 for the first quarter of fiscal 2011 ended July 31, an increase of 8% from $789,579,000 in the year-earlier quarter. Sales for the current quarter included the impact of an extra or fourteenth week, which will make fiscal 2011 a 53-week year ending on April 30, 2011. Net income of $53,925,000 or $0.45 per diluted share rose 20% from $45,057,000 or $0.38 per diluted share in the first quarter of fiscal 2010.

Sales of Patterson Dental Supply, Patterson’s largest business, were $542,678,000 in the first quarter, up 6% from $510,991,000 in the year-earlier period.

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Sales of consumable dental supplies and printed office products rose 7% from last year’s first quarter and were essentially unchanged from the year-earlier period after excluding the impact of the additional week.

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Sales of dental equipment and software increased 5% from the year-earlier level. Equipment sales, net of CEREC® dental restoration systems, were up a strong 13%. It is difficult to measure the impact of an extra week on equipment sales due to such factors as the length of time from initial order to installation, which can span several months between quarters.

•	Sales of other services and products, consisting primarily of technical service parts and labor, software support services and artificial teeth, rose 8% from last year’s first quarter.

Sales of the Webster Veterinary unit increased 6% in the first quarter of fiscal 2011 to $179,635,000. Sales of Patterson Medical, the rehabilitation supply and equipment unit, increased 17% to $127,474,000. Acquisitions contributed approximately 10 percentage points of Patterson Medical’s first quarter sales growth, while the additional week accounted for approximately five percentage points.

Scott P. Anderson, president and chief executive officer, commented: “We are generally pleased with Patterson’s first quarter results, considering the ongoing effect of sluggish economic conditions within our served markets. Within Patterson Dental, we were encouraged by the strong sales growth of basic dental equipment, reflecting our ability to capture a significant share of the equipment business that has been deferred for the past two years. We believe this rebound in basic equipment sales is an indication that the dental market is starting to gradually strengthen. Sales of cone beam and panoramic imaging systems were robust. The sales performance of our CEREC line reflected the strong comparable level in last year’s first quarter, due to the high level of interest in our initial trade-up program following the introduction of the CEREC AC® early in calendar 2009. A similar CEREC trade-up program has been running during this year’s first quarter and will end later this month. For the full year, we continue to believe that CEREC sales should increase by at least 10%, and we are committing substantial marketing resources to accomplish this goal.”

He continued: “Patterson Medical posted solid first quarter operating results. The June acquisition of the rehabilitation businesses of DCC Healthcare has significantly strengthened and expanded Patterson Medical’s international footprint. The integration of this acquisition is proceeding on schedule. We believe Patterson Medical is well-positioned as a strong growth driver, and we are continuing to evaluate strategic acquisition opportunities for this business. We were generally pleased with Webster’s first quarter performance. The impact of the additional week was offset by several factors that affected the comparability of Webster’s sales. These include changes in the distribution arrangements for certain pharmaceuticals and the exit from the production animal business that was part of Columbus Serum. We also were pleased with Webster’s equipment sales, which were solidly higher in the quarter.”

Anderson added: “Our expectations for fiscal 2011 have not changed from our previous guidance, and we are maintaining our earnings forecast of $1.89 to $1.99 per diluted share.”

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

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This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unexpected loss of key senior management personnel; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:
R. Stephen Armstrong	Richard G. Cinquina
Executive Vice President & CFO	Equity Market Partners
651/686-1600	904/415-1415

First Quarter Conference Call and Replay

Patterson’s first quarter earnings conference call will start at 10:00 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. Listeners should go to this website at least 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived on Patterson’s web site. A replay of the first quarter conference call can be heard for one week by dialing 1-303-590-3030 and providing the conference ID: 4325698.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for earnings per share)

(Unaudited)

	Three Months Ended
	July 31, 2010	July 25, 2009

Net sales	$849,787	$789,579

Gross profit	280,200	258,684

Operating expenses	191,176	181,894

Operating income	89,024	76,790

Other expense, net	(3,257)	(4,358)

Income before taxes	85,767	72,432

Income taxes	31,842	27,375

Net income	$53,925	$45,057

Earnings per share:
Basic	$0.45	$0.38
Diluted	$0.45	$0.38

Shares:
Basic	119,022	118,119
Diluted	119,784	118,643

Dividends declared per common share	$0.10	$—

Gross margin	33.0%	32.8%

Operating expenses as a % of net sales	22.5%	23.0%

Operating income as a % of net sales	10.5%	9.7%

Effective tax rate	37.1%	37.8%

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	July 31, 2010	April 24, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$298,427	$340,591
Receivables, net	454,941	452,746
Inventory	336,382	288,725
Prepaid expenses and other current assets	44,700	51,696

Total current assets	1,134,450	1,133,758

Property and equipment, net	178,721	169,598
Goodwill and other intangible assets	1,024,753	1,005,677
Investments and other	110,028	113,936

Total Assets	$2,447,952	$2,422,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$180,472	$193,626
Other accrued liabilities	148,838	154,725
Current maturities of long-term debt	—	—

Total current liabilities	329,310	348,351

Long-term debt	525,000	525,000
Other non-current liabilities	107,761	108,107

Total liabilities	962,071	981,458

Stockholders’ equity	1,485,881	1,441,511

Total Liabilities and Stockholders’ Equity	$2,447,952	$2,422,969

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PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	July 31, 2010	July 25, 2009

Consolidated Net Sales
Consumable and printed products	$586,603	$546,740
Equipment and software	192,221	177,654
Other	70,963	65,185

Total	$849,787	$789,579

Dental Supply
Consumable and printed products	$325,992	$305,568
Equipment and software	154,571	147,687
Other	62,115	57,736

Total	$542,678	$510,991

Rehabilitation Supply
Consumable and printed products	$90,925	$80,348
Equipment and software	30,376	23,440
Other	6,173	5,619

Total	$127,474	$109,407

Veterinary Supply
Consumable and printed products	$169,686	$160,824
Equipment and software	7,274	6,527
Other	2,675	1,830

Total	$179,635	$169,181

Other (Expense) Income, net
Interest income	$2,643	$2,460
Interest expense	(6,890)	(6,619)
Other	990	(199)

	$(3,257)	$(4,358)

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	July 31, 2010	July 25, 2009

Operating activities:
Net income	$53,925	$45,057
Depreciation & amortization	9,523	8,857
Share-based compensation	2,669	2,230
Change in assets and liabilities, net of acquired	(43,359)	(9,308)

Net cash provided by operating activities	22,758	46,836

Investing activities:
Additions to property and equipment, net of disposals	(9,130)	(8,008)
Acquisitions and equity investments	(46,682)	(28,113)

Net cash used in investing activities	(55,812)	(36,121)

Financing activities:
Cash dividends paid	(11,916)	—
Other financing activities	7,988	(4,775)

Net cash used in financing activities	(3,928)	(4,775)

Effect of exchange rate changes on cash	(5,182)	11,372

Net (decrease) increase in cash and cash equivalents	$(42,164)	$17,312